Exhibit 99.1

FOR IMMEDIATE RELEASE

ACTIVISION BLIZZARD ANNOUNCES BETTER-THAN-EXPECTED

SECOND QUARTER 2015 FINANCIAL RESULTS

Company Increases CY 2015 Revenues and EPS Outlook Once Again

Company Delivered Record Q2 Non-GAAP Digital Revenues of Over $600 Million,
Growing 27% Year-Over-Year

Santa Monica, CA – August 4, 2015 – Activision Blizzard, Inc. (Nasdaq: ATVI) today announced better-than-expected financial results for the second quarter of 2015.

	Second Quarter
(in millions, except EPS)	2015	Prior Outlook*	2014
GAAP Net Revenues	$1,044	$930	$970
EPS	$0.29	$0.21	$0.28
Non-GAAP
Net Revenues	$759	$650	$658
EPS	$0.13	$0.07	$0.06

*Prior outlook was provided by the company on May 6, 2015 in its earnings release.

For the quarter ended June 30, 2015, Activision Blizzard’s GAAP net revenues were $1.04 billion, as compared with $970 million for the second quarter of 2014.   On a non-GAAP basis, the company’s net revenues were $759 million, as compared with $658 million for the second quarter of 2014.  For the second quarter, GAAP net revenues from digital channels were a Q2 record $569 million and represented a Q2 record 55% of the company’s total revenues.  On a non-GAAP basis, net revenues from digital channels were a Q2 record $611 million, growing 27% year-over-year.

For the quarter ended June 30, 2015, Activision Blizzard’s GAAP earnings per diluted share were $0.29, as compared with $0.28 for the second quarter of 2014.  On a non-GAAP basis, the company’s earnings per diluted share were $0.13, as compared with $0.06 for the second quarter of 2014.

Year-to-date non-GAAP revenues and EPS were up 2% and 12%, respectively, year-over-year (13% and 56%, respectively, at constant FXA), given strong engagement and recurring digital monetization trends on our year-round monetizing franchises.

Activision Blizzard Announces Q2 2015 Financial Results

Please refer to the tables at the back of this press release for a reconciliation of the company’s GAAP and non-GAAP results.

Bobby Kotick, Chief Executive Officer of Activision Blizzard, said, “Our strategic focus on expanding our franchise portfolio with captivating and original new intellectual property, innovating on new platforms, and expanding into new geographies is reflected in our results. We outperformed our Q2 targets and last year’s results on revenues, digital growth, and earnings per share. These strong results and the excitement for our future games have driven us to raise our full-year outlook.”

Kotick added, “Our audience size and the total amount of time people spend with our franchises continue to grow. In the second quarter, our monthly active usersB grew by 35% year-over-year, and the time our communities spent playing our games grew by 25% year-over-year.”

Kotick continued, “I want to thank our extraordinarily talented employees around the world. They pour their passions into creating the most fun and epic entertainment experiences for our audiences, and our superior financial performance is a result of their dedication.”

Selected Business Highlights:

•                 Blizzard Entertainment’s Hearthstone®: Heroes of Warcraft™ and Heroes of the Storm™, and Activision Publishing’s Destiny combined now have more than 70 million registered players and over $1.25 billion in non-GAAP revenues1 life-to-date.

•                 Activision Publishing had its strongest ever second quarter engagement and digital monetization, with the most Q2 monthly active users (MAUs)B in its history, up more than 25% year-over-year, and the largest Q2 and first half digital revenues in its history.

•                 Activision Publishing continues to have 2 of the top 5 videogame franchises in North America and Europe year-to-date, with Skylanders, including toys and accessories, achieving the No. 1 spot.2 Including toys and accessories, Skylanders was the No. 1 console title and kids console title year to date, and outsold the No. 1 action figure line in North America and Europe.2 Activision Publishing also continues to have 3 of the top 5 next-generation games life-to-date.3

•                 Activision Publishing’s Call of Duty franchise Q2 non-GAAP revenues increased by a double-digit percentage year-over-year due to strong continued sell-through of Call of Duty: Advanced Warfare and growing online revenues per user across the franchise.  Season pass, downloadable content, and micro-transaction offerings have helped drive increased engagement and monetization. Call of Duty: Advanced Warfare remains the No. 1 next generation game life to date, as it has been since its launch nine months ago.3

•                 Activision Publishing and Bungie released Destiny’s highly acclaimed second expansion, House of Wolves, which had a strong attach rate and engagement.  Destiny now has over 2 billion hours of gameplay since launch, which amounts to an average 100 hours of gameplay for each of Destiny’s over 20 million registered players.

Activision Blizzard Announces Q2 2015 Financial Results

•                 Blizzard Entertainment had the largest online player community in its history, with Q2 MAUsB up 50% year-over-year. Though World of Warcraft® ended the quarter at 5.6 million subscribersC, Blizzard revenues are up year-over-year based on strong performance across the expanding Blizzard portfolio. On June 23, 2015, Blizzard Entertainment released, Fury of Hellfire, one of the largest non-expansion content updates to date for World of Warcraft. This new content helped stabilize the subscriber number towards the end of the quarter. World of Warcraft remains the No. 1 subscription-based MMORPG in the world.

•                 On April 2, 2015, Blizzard Entertainment launched Blackrock Mountain™, the second Adventure for Hearthstone: Heroes of Warcraft. The release of Hearthstone on iOS and Android smartphones followed on April 14, 2015. Key engagement metrics, which were already very strong, nearly doubled year over year, largely on account of the new content and new platforms.

•                 Blizzard Entertainment launched Heroes of the Storm on June 2, 2015 with strong critical reception. The Eternal Conflict, a series of content additions based on the Diablo® universe, was launched in June and is still ongoing, and players have responded with positivity and excitement. Blizzard announced in May that Heroes of the Storm had been added to the Road to BlizzCon® program, and major tournaments are already underway globally.

•                 On April 23, 2015, Sanctuary’s gates were thrown open to all Chinese heroes, as Blizzard Entertainment’s award-winning action role-playing game Diablo® III: Reaper of Souls™ went live in China. Diablo III has now sold-through over 30 million units life-to-date globally.

•                 Blizzard Entertainment achieved record revenues and MAUsB in China this quarter, driven by the popularity of Diablo III, Hearthstone: Heroes of Warcraft, and Heroes of the Storm.

Company Outlook:

•                 On September 15, 2015, Activision Publishing and Bungie expect to release The Taken King, the largest update to the Destiny universe yet. The mega-expansion will include an all-new campaign, new sub-classes, a new destination, and more. Current players can digitally purchase the expansion for a suggested retail price of $39.99, while The Legendary Edition offers new players the original game, both expansion packs, and The Taken King for a suggested retail price of $59.99.

•                 On September 20, 2015, Activision Publishing expects to release Skylanders SuperChargers, the next installment in the franchise with all new vehicles, action figures and exclusive Nintendo characters.

Activision Blizzard Announces Q2 2015 Financial Results

•                 On October 20, 2015, Activision Publishing plans to bring back the pop culture phenomenon that previously reached over 40 million players in North America and Europe with the launch of Guitar Hero® Live. The new multiplayer mode, Guitar Hero TV, allows fans to play songs on multiple channels, play with and against their friends, discover new music, and choose songs on-demand. The re-imagined experience will offer two game modes and will be available on consoles, tablets, and mobile phones.

•                 On November 6, 2015, Activision Publishing expects to release the highly anticipated Call of Duty: Black Ops III from its award winning studio, Treyarch.  The company also announced an upcoming multiplayer Beta, a first for Call of Duty on next-generation consoles.  Fans who pre-order the game now will get access to the Beta on August 19 on Sony’s PlayStation®4, and August 26 on Microsoft’s Xbox One and PC .

•                On July 15, 2015, Blizzard Entertainment kicked off pre-purchases for StarCraft® II: Legacy of the Void™, the third installment of the company’s real-time strategy sequel. Players who pre-purchase Legacy of the Void through Battle.net® will have access to the ongoing beta and three prologue missions, titled “Whispers of Oblivion.” Legacy of the Void will be a standalone product that won’t require any prior releases, so it will be easier than ever for players to get into the game and experience all of the latest content. It is expected to be released in 2015.

•                On July 22, 2015, Blizzard Entertainment announced The Grand Tournament, the second expansion to Hearthstone: Heroes of Warcraft, which will launch with over 130 new cards and new mechanics this month.

•                A new expansion for Blizzard Entertainment’s World of Warcraft will be announced at gamescom in August 2015.

•                 Blizzard Entertainment expects to begin beta testing for Overwatch™ in fall 2015.

•                 Tickets to Blizzard Entertainment’s ninth BlizzCon, which will be returning to the Anaheim Convention Center on Friday, November 6, and Saturday, November 7, went on sale in two batches in April and quickly sold out. One of the biggest attractions at BlizzCon will be the culmination of this year’s Road to BlizzCon eSports tournaments, with the global champions for World of Warcraft, StarCraft II, Hearthstone, and Heroes of the Storm being crowned.

•                 Given the weakening of foreign currencies versus the U.S. dollar, the company’s 2015 international revenues and earnings are expected to be translated at lower rates than in 2014. This impacts the company’s 2015 outlook as compared to 2014 actual results because approximately 50% of the company’s revenues, and a higher percentage of profits, are generated outside the U.S. while a much higher percentage of the company’s costs are incurred in the U.S. See comparison table, below.

Activision Blizzard Announces Q2 2015 Financial Results

Activision Blizzard’s third quarter and calendar year 2015 outlook is, as follows:

	Prior Outlook*		Current Outlook

(in millions, except EPS)	GAAP Outlook	Non-GAAP Outlook	GAAP Outlook	Non-GAAP Outlook
CY 2015
Net Revenues	$4,250	$4,425	$4,425	$4,600
EPS	$0.98	$1.20	$1.06	$1.30
Fully Diluted Shares**	750	750	750	750
Q3 2015
Net Revenues	N/A	N/A	$875	$930
EPS	N/A	N/A	$0.08	$0.14
Fully Diluted Shares**	N/A	N/A	748	748

The following table compares our CY14 actual earnings per share to CY15 outlook earnings per share.

	Comparison
EPS	Prior Non-GAAP Outlook*	Current Non-GAAP Outlook	Change
CY14 – Actuals	$1.42	$1.42
Slate / Operations	0.01	0.15	0.14
Foreign Currency	(0.15)	(0.19)	(0.04)
Tax Rate & Share Count	(0.08)	(0.08)
CY15 – Outlook	$1.20	$1.30	0.10

Currency Assumptions for 2015 Outlook (Q3-Q4):

•                 $1.10 USD/Euro for current outlook (vs. $1.11 for prior outlook* and a $1.33 average for 2014)

•                 $1.54 USD/British Pound Sterling for current and prior outlook* (vs. a $1.65 average for 2014)

•                 Note: Revenue and EPS increase if the Euro or British Pound Sterling strengthen vs. USD

*   Prior outlook was provided by the company on May 6, 2015 in its earnings release.

** Fully diluted weighted average shares include participating securities and dilutive options on a weighted average basis.

Cash Dividend

Activision Blizzard paid a cash dividend of $0.23 per common share, a 15% increase year-over-year, in May 2015 to shareholders of record at the close of business on March 30, 2015, totaling $170 million.  The company did not make any share repurchases during the second quarter under its $750 million share repurchase authorization ending February 2017.

Activision Blizzard Announces Q2 2015 Financial Results

Conference Call

Today at 4:30 p.m. EDT, Activision Blizzard’s management will host a conference call and Webcast to discuss the company’s results for the quarter ended June 30, 2015 and management’s outlook for the remainder of the calendar year. The company welcomes all members of the financial and media communities and other interested parties to visit the “Investor Relations” area of www.activisionblizzard.com to listen to the conference call via live Webcast or to listen to the call live by dialing into 888-337-8197 in the U.S. with passcode 6151996.

About Activision Blizzard

Activision Blizzard, Inc. is the largest and most profitable western interactive entertainment publishing company. It develops and publishes some of the most successful and beloved entertainment franchises in any medium, including Call of Duty, Call of Duty Online, Destiny, Skylanders, World of Warcraft, StarCraft, Diablo, Hearthstone: Heroes of Warcraft, and Heroes of the Storm. The company is one of the FORTUNE “100 Best Companies To Work For®” 2015.

Headquartered in Santa Monica, California, it maintains operations throughout the United States, Europe, and Asia. Activision Blizzard develops and publishes games on all leading interactive platforms and its games are available in most countries around the world. More information about Activision Blizzard and its products can be found on the company’s website, www.activisionblizzard.com.

1 Life to date, combined GAAP revenues from Hearthstone: Heroes of Warcraft, Destiny, and Heroes of the Storm were over $1 billion.

2 The NPD Group and GfK Chart-Track and Activision Blizzard internal estimates, including toys and accessories

3 The NPD Group and GfK Chart-Track

A Constant FX Definition:  Constant FX provides current period results converted into USD using the average exchange rates from the comparative prior periods rather than the actual exchange rates in effect during the respective current periods.

B Monthly Active User (MAU) Definition:  We monitor MAUs as a key measure of the overall size of our user base and their regular engagement with our portfolio of games. MAUs are the number of individuals who played a particular game in a given month. We calculate average MAUs in a period by adding the total number of MAUs in each of the months in a given period and dividing by the number of months in the period.  An individual who plays two of our games would be counted as two users.  For Activision Publishing MAUs, an individual who plays the same game on two platforms or devices in the relevant period would be counted as two users due to technical limitations.  For Blizzard MAUs, an individual who plays the same game on two platforms or devices in the relevant period would be counted as one user.

C Subscriber Definition:  World of Warcraft subscribers include individuals who have paid a subscription fee or have an active prepaid card to play World of Warcraft, as well as those who have purchased the game and are within their free month of access. Internet Game Room players who have accessed the game over the last thirty days are also counted as subscribers. The above definition excludes all players under free promotional subscriptions, expired or cancelled subscriptions, and expired prepaid cards. Subscribers in licensees’ territories are defined along the same rules.

Non-GAAP Financial Measures:  As a supplement to our financial measures presented in accordance with Generally Accepted Accounting Principles (“GAAP”), Activision Blizzard presents certain non-GAAP measures of financial performance. These non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or as more important than, the financial information prepared and presented in accordance with GAAP.  In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with the company’s results of operations as determined in accordance with GAAP.

Activision Blizzard Announces Q2 2015 Financial Results

Activision Blizzard provides net revenues, net income (loss), earnings (loss) per share and operating margin data and guidance both including (in accordance with GAAP) and excluding (non-GAAP) certain items. When relevant, the Company also provides constant FX information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. In addition, Activision Blizzard provides EBITDA (defined as GAAP net income (loss) before interest (income) expense, income taxes, depreciation and amortization) and adjusted EBITDA (defined as non-GAAP operating margin (see non-GAAP financial measure below) before depreciation).  The non-GAAP financial measures exclude the following items, as applicable in any given reporting period:

•                  the change in deferred revenues and related cost of sales with respect to certain of the company’s online-enabled games;

•                  expenses related to stock-based compensation;

•                  the amortization of intangibles from purchase price accounting;

•                  fees and other expenses (including legal fees, costs, expenses and accruals) related to the acquisition of 429 million shares of our common stock on October 11, 2013 from Vivendi, pursuant to the stock purchase agreement dated July 25, 2013 and the $4.75 billion debt financings related thereto; and

•                  the income tax adjustments associated with any of the above items.

In the future, Activision Blizzard may also consider whether other significant non-recurring items should also be excluded in calculating the non-GAAP financial measures used by the company.  Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure Activision Blizzard’s financial and operating performance.  In particular, the measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of Activision Blizzard by excluding certain items that may not be indicative of the company’s core business, operating results or future outlook.  Internally, management uses these non-GAAP financial measures in assessing the company’s operating results, and measuring compliance with the requirements of the company’s debt financing agreements, as well as in planning and forecasting.

Activision Blizzard’s non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and the terms non-GAAP net revenues, non-GAAP net income, non-GAAP earnings per share, non-GAAP operating margin, and non-GAAP or adjusted EBITDA do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but exclude different items, which may not provide investors a comparable view of Activision Blizzard’s performance in relation to other companies.

Management compensates for the limitations resulting from the exclusion of these items by considering the impact of the items separately and by considering Activision Blizzard’s GAAP, as well as non-GAAP, results and outlook, and by presenting the most comparable GAAP measures directly ahead of non-GAAP measures, and by providing a reconciliation that indicates and describes the adjustments made.

In addition to the reasons stated above, which are generally applicable to each of the items Activision Blizzard excludes from its non-GAAP financial measures, there are additional specific reasons why the company believes it is appropriate to exclude the change in deferred revenues and related cost of sales with respect to certain of the company’s online-enabled games.

Since Activision Blizzard has determined that some of our games’ online functionality represents an essential component of gameplay and, as a result, a more-than-inconsequential separate deliverable, we recognize revenues attributed to these game titles over their estimated service periods, which may range from five months to a maximum of less than a year. The related cost of sales is deferred and recognized as the related revenues are recognized. Internally, management excludes the impact of this change in deferred revenues and related cost of sales in its non-GAAP financial measures when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.  Management believes this is appropriate because doing so enables an analysis of performance based on the timing of actual transactions with our customers, which is consistent with the way the company is measured by investment analysts and industry data sources. In addition, excluding the change in deferred revenues and the related cost of sales provides a much more timely indication of trends in our operating results.

Activision Blizzard Announces Q2 2015 Financial Results

Cautionary Note Regarding Forward-looking Statements:  The statements contained in this press release that are not historical facts are forward-looking statements, including, but not limited to, statements about (1) projections of revenues, expenses, income or loss, earnings or loss per share, cash flow or other financial items; (2) statements of our plans and objectives, including those related to product releases; (3) statements of future financial or operating performance; and (4) statements of assumptions underlying such statements. The company generally uses words such as “outlook,” “forecast,” “will,” “could,” “should,” “would,” “to be,” “plan,” “plans,” “believes,” “may,” “might,” “expects,” “intends,” “intends as,” “anticipates,” “estimate,” “future,” “positioned,” “potential,” “project,” “remain,” “scheduled,” “set to,” “subject to,” “upcoming” and other similar expressions to help identify forward-looking statements. Forward-looking statements are subject to business and economic risk, reflect management’s current expectations, estimates and projections about our business, and are inherently uncertain and difficult to predict.

The Company cautions that a number of important factors could cause Activision Blizzard’s actual future results and other future circumstances to differ materially from those expressed in any forward looking statements. Such factors include, but are not limited to: sales levels of Activision Blizzard’s titles; increasing concentration of revenue among a small number of titles; Activision Blizzard’s ability to predict consumer preferences, including interest in specific genres, and preferences among hardware platforms; the amount of our debt and the limitations imposed by the covenants in the agreements governing our debt; adoption rate and availability of new hardware (including peripherals) and related software, particularly during the console transitions; counterparty risks relating to customers, licensees, licensors and manufacturers; maintenance of relationships with key personnel, customers, financing providers, licensees, licensors, manufacturers, vendors, and third-party developers, including the ability to attract, retain and develop key personnel and developers that can create high quality titles;  changing business models, including digital delivery of content and the increased prevalence of free-to-play games; product delays or defects; competition, including from used games and other forms of entertainment; rapid changes in technology and industry standards; possible declines in software pricing; product returns and price protection; the identification of suitable future acquisition opportunities and potential challenges associated with geographic expansion; the seasonal and cyclical nature of the interactive entertainment market; litigation risks and associated costs; protection of proprietary rights; shifts in consumer spending trends; capital market risks; applicable regulations; domestic and international economic, financial and political conditions and policies; tax rates and foreign exchange rates; the impact of the current macroeconomic environment; and the other factors identified in “Risk Factors” included in Part I, Item 1A of Activision Blizzard’s most recent annual report on Form 10-K.

The forward-looking statements in this presentation are based on information available to the Company as of the date of this press release and, while believed to be true when made, may ultimately prove to be incorrect.  The Company may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in the Company’s assumptions or otherwise.  The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the original date of this press release, August 4, 2015, or to reflect the occurrence of unanticipated events.

###

(Tables to Follow)

For Information Contact:

Amrita Ahuja	Mary Osako

SVP, Investor Relations	SVP, Global Communications

(310) 255-2075	(424) 322-5166

Amrita.Ahuja@Activision.com	Mary.Osako@Activision.com

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES	1
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Amounts in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Net revenues
Product sales	$528	$587	$1,311	$1,357
Subscription, licensing and other revenues[1]	516	383	1,011	724
Total net revenues	1,044	970	2,322	2,081

Costs and expenses
Cost of sales - product costs	156	187	364	412
Cost of sales - online	53	56	106	115
Cost of sales - software royalties and amortization	85	46	233	102
Cost of sales - intellectual property licenses	3	11	7	13
Product development	149	112	294	255
Sales and marketing	164	141	256	245
General and administrative	102	107	188	202
Total costs and expenses	712	660	1,448	1,344

Operating income	332	310	874	737

Interest and other expense, net	50	50	100	101

Income before income tax expense	282	260	774	636

Income tax expense	70	56	168	139

Net income	$212	$204	$606	$497

Basic earnings per common share [2]	$0.29	$0.28	$0.82	$0.68
Weighted average common shares outstanding	727	716	725	712

Diluted earnings per common share [2]	$0.29	$0.28	$0.81	$0.67
Weighted average common shares outstanding assuming dilution	735	725	734	723

1                  Subscription, licensing and other revenues represent revenues from World of Warcraft subscriptions, licensing royalties from our products and franchises, value-added services, downloadable content, and other miscellaneous revenues.

2                  The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. We had, on a weighted-average basis, participating securities of approximately 9 million and 10 million for the three and six months ended June 30, 2015, respectively, and 16 million for both the three and six months ended June 30, 2014.  For the three and six months ended June 30, 2015, net income attributable to Activision Blizzard, Inc. common shareholders used to calculate earnings per common share, assuming dilution, was $210 million and $597 million, respectively, as compared to total net income of $212 million and $606 million, respectively, for the same periods. For the three and six months ended June 30, 2014, net income attributable to Activision Blizzard, Inc. common shareholders used to calculate earnings per common share, assuming dilution, was $200 million and $484 million, respectively, as compared to total net income of $204 million and $497 million, respectively, for the same periods.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES	2
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in millions)

	June 30, 2015	December 31, 2014

Assets
Current assets
Cash and cash equivalents	$4,416	$4,848
Short-term investments	105	10
Accounts receivable, net	201	659
Inventories, net	117	123
Software development	338	452
Intellectual property licenses	26	5
Deferred income taxes, net	346	368
Other current assets	502	444
Total current assets	6,051	6,909
Long-term investments	9	9
Software development	80	20
Intellectual property licenses	—	18
Property and equipment, net	179	157
Other assets	153	85
Intangible assets, net	26	29
Trademark and trade names	433	433
Goodwill	7,084	7,086
Total assets	$14,015	$14,746

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$198	$325
Deferred revenues	837	1,797
Accrued expenses and other liabilities	510	592
Total current liabilities	1,545	2,714
Long-term debt, net	4,077	4,324
Deferred income taxes, net	126	114
Other liabilities	466	361
Total liabilities	6,214	7,513

Shareholders’ equity
Common stock	—	—
Additional paid-in capital	10,163	9,924
Treasury stock	(5,627)	(5,762)
Retained earnings	3,810	3,374
Accumulated other comprehensive loss	(545)	(303)
Total shareholders’ equity	7,801	7,233
Total liabilities and shareholders’ equity	$14,015	$14,746

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES	3

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except per share data)

Three Months Ended June 30, 2015	Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$1,044	$156	$53	$85	$3	$149	$164	$102	$712
Less: Net effect from deferral of net revenues and related cost of sales[1]	(285)	(59)	—	(45)	—	—	—	—	(104)
Less: Stock-based compensation[2]	—	—	—	(3)	—	(6)	(2)	(10)	(21)
Less: Amortization of intangible assets[3]	—	—	—	—	(1)	—	—	—	(1)
Non-GAAP Measurement	$759	$97	$53	$37	$2	$143	$162	$92	$586

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$332	$212	$0.29	$0.29
Less: Net effect from deferral of net revenues and related cost of sales	(181)	(136)	(0.18)	(0.18)
Less: Stock-based compensation	21	16	0.02	0.02
Less: Amortization of intangible assets	1	1	—	—
Non-GAAP Measurement	$173	$93	$0.13	$0.13

Six Months Ended June 30, 2015	Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$2,322	$364	$106	$233	$7	$294	$256	$188	$1,448
Less: Net effect from deferral of net revenues and related cost of sales[1]	(860)	(170)	—	(145)	—	—	—	—	(315)
Less: Stock-based compensation[2]	—	—	—	(7)	—	(14)	(4)	(19)	(44)
Less: Amortization of intangible assets[3]	—	—	—	—	(3)	—	—	—	(3)
Non-GAAP Measurement	$1,462	$194	$106	$81	$4	$280	$252	$169	$1,086

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$874	$606	$0.82	$0.81
Less: Net effect from deferral of net revenues and related cost of sales	(545)	(431)	(0.59)	(0.58)
Less: Stock-based compensation	44	32	0.04	0.04
Less: Amortization of intangible assets	3	2	—	—
Non-GAAP Measurement	$376	$209	$0.28	$0.28

[1]	Reflects the net change in deferred revenues and related cost of sales.
[2]	Includes expenses related to stock-based compensation.
[3]	Reflects amortization of intangible assets from purchase price accounting.

The per share adjustments and the GAAP and non-GAAP earnings per share information are presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. For the three and six months ended June 30, 2015, net income attributable to Activision Blizzard, Inc. common shareholders used to calculate non-GAAP earnings per common share, assuming dilution, was $92 million and $205 million, respectively, as compared to total net income of $93 million and $209 million, respectively, for the same periods. For purposes of calculating earnings per share, we had, on a weighted-average basis, common shares outstanding of 727 million, participating securities of approximately 9 million, and dilutive shares of 8 million during the three months ended June 30, 2015. For purposes of calculating earnings per share, we had, on a weighted-average basis, common shares outstanding of 725 million, participating securities of approximately 10 million, and dilutive shares of 9 million during the six months ended June 30, 2015.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES	4

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except per share data)

Three Months Ended June 30, 2014	Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$970	$187	$56	$46	$11	$112	$141	$107	$660
Less: Net effect from deferral of net revenues and related cost of sales[1]	(312)	(69)	—	(24)	1	—	—	—	(92)
Less: Stock-based compensation[2]	—	—	—	(4)	—	(3)	(2)	(13)	(22)
Less: Amortization of intangible assets[3]	—	—	—	—	(1)	—	—	—	(1)
Non-GAAP Measurement	$658	$118	$56	$18	$11	$109	$139	$94	$545

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$310	$204	$0.28	$0.28
Less: Net effect from deferral of net revenues and related cost of sales	(220)	(174)	(0.24)	(0.23)
Less: Stock-based compensation	22	14	0.02	0.02
Less: Amortization of intangible assets	1	1	—	—
Non-GAAP Measurement	$113	$45	$0.06	$0.06

Six Months Ended June 30, 2014	Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$2,081	$412	$115	$102	$13	$255	$245	$202	$1,344
Less: Net effect from deferral of net revenues and related cost of sales[1]	(651)	(163)	—	(49)	1	—	—	—	(211)
Less: Stock-based compensation[2]	—	—	—	(11)	—	(10)	(5)	(27)	(53)
Less: Amortization of intangible assets[3]	—	—	—	—	(3)	—	—	—	(3)
Non-GAAP Measurement	$1,430	$249	$115	$42	$11	$245	$240	$175	$1,077

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$737	$497	$0.68	$0.67
Less: Net effect from deferral of net revenues and related cost of sales	(440)	(346)	(0.47)	(0.47)
Less: Stock-based compensation	53	33	0.05	0.04
Less: Amortization of intangible assets	3	2	—	—
Non-GAAP Measurement	$353	$186	$0.25	$0.25

[1]	Reflects the net change in deferred revenues and related cost of sales.
[2]	Includes expenses related to stock-based compensation.
[3]	Reflects amortization of intangible assets from purchase price accounting.

The per share adjustments and the GAAP and non-GAAP earnings per share information are presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. For the three and six months ended June 30, 2014, net income attributable to Activision Blizzard, Inc. common shareholders used to calculate non-GAAP earnings per common share, assuming dilution, was $44 million and $181 million, respectively, as compared to total net income of $45 million and $186 million, respectively, for the same periods. For purposes of calculating earnings per share, we had, on a weighted-average basis, common shares outstanding of 716 million, participating securities of approximately 16 million, and dilutive shares of 9 million during the three months ended June 30, 2014. For purposes of calculating earnings per share, we had, on a weighted-average basis, common shares outstanding of 712 million, participating securities of approximately 16 million, and dilutive shares of 11 million during the six months ended June 30, 2014.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES	5

FINANCIAL INFORMATION

For the Three and Six Months Ended June 30, 2015 and 2014

(Amounts in millions)

	Three Months Ended
	June 30, 2015		June 30, 2014		$ Increase	% Increase
	Amount	% of Total[4]	Amount	% of Total[4]	(Decrease)	(Decrease)
GAAP Net Revenues by Distribution Channel
Retail channels	$414	40%	$428	44%	$(14)	(3)%
Digital online channels[1]	569	55	476	49	93	20
Total Activision and Blizzard	983	94	904	93	79	9
Distribution	61	6	66	7	(5)	(8)
Total consolidated GAAP net revenues	1,044	100	970	100	74	8

Change in Deferred Revenues[2]
Retail channels	(327)		(317)
Digital online channels[1]	42		5
Total changes in deferred revenues	(285)		(312)

Non-GAAP Net Revenues by Distribution Channel
Retail channels	87	11	111	17	(24)	(22)
Digital online channels[1]	611	81	481	73	130	27
Total Activision and Blizzard	698	92	592	90	106	18
Distribution	61	8	66	10	(5)	(8)
Total non-GAAP net revenues[3]	$759	100%	$658	100%	$101	15%

	Six Months Ended
	June 30, 2015		June 30, 2014		$ Increase	% Increase
	Amount	% of Total[4]	Amount	% of Total[4]	(Decrease)	(Decrease)
GAAP Net Revenues by Distribution Channel
Retail channels	$1,063	46%	$1,087	52%	$(24)	(2)%
Digital online channels[1]	1,150	50	854	41	296	35
Total Activision and Blizzard	2,213	95	1,941	93	272	14
Distribution	109	5	140	7	(31)	(22)
Total consolidated GAAP net revenues	2,322	100	2,081	100	241	12

Change in Deferred Revenues[2]
Retail channels	(859)		(804)
Digital online channels[1]	(1)		153
Total changes in deferred revenues	(860)		(651)

Non-GAAP Net Revenues by Distribution Channel
Retail channels	204	14	283	20	(79)	(28)
Digital online channels[1]	1,149	79	1,007	70	142	14
Total Activision and Blizzard	1,353	93	1,290	90	63	5
Distribution	109	7	140	10	(31)	(22)
Total non-GAAP net revenues[3]	$1,462	100%	$1,430	100%	$32	2%

[1]	Net revenues from digital online channels represent revenues from digitally distributed subscriptions, licensing royalties, value-added services, downloadable content, and products.
[2]	We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred revenues.
[3]	Total non-GAAP net revenues presented also represents our total operating segment net revenues.
[4]	The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES	6

FINANCIAL INFORMATION

For the Three Months Ended June 30, 2015 and 2014

(Amounts in millions)

	Three Months Ended
	June 30, 2015		June 30, 2014		$ Increase	% Increase
	Amount	% of Total[6]	Amount	% of Total[6]	(Decrease)	(Decrease)
GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online[1]	$221	21%	$195	20%	$26	13%
PC	149	14	182	19	(33)	(18)

Next-generation (PS4, Xbox One, Wii U)	317	30	137	14	180	131
Prior-generation (PS3, Xbox 360, Wii)	242	23	342	35	(100)	(29)
Total console[2]	559	54	479	49	80	17

Mobile and other[3]	54	5	48	5	6	13
Total Activision and Blizzard	983	94	904	93	79	9
Distribution:
Total Distribution	61	6	66	7	(5)	(8)
Total consolidated GAAP net revenues	1,044	100	970	100	74	8

Change in Deferred Revenues[4]
Activision and Blizzard:
Online[1]	(64)		6
PC	36		(51)

Next-generation (PS4, Xbox One, Wii U)	(152)		(70)
Prior-generation (PS3, Xbox 360, Wii)	(131)		(208)
Total console[2]	(283)		(278)

Mobile and other[3]	26		11
Total changes in deferred revenues	(285)		(312)

Non-GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online[1]	157	21	201	31	(44)	(22)
PC	185	24	131	20	54	41

Next-generation (PS4, Xbox One, Wii U)	165	22	67	10	98	146
Prior-generation (PS3, Xbox 360, Wii)	111	15	134	20	(23)	(17)
Total console[2]	276	36	201	31	75	37

Mobile and other[3]	80	11	59	9	21	36
Total Activision and Blizzard	698	92	592	90	106	18
Distribution:
Total Distribution	61	8	66	10	(5)	(8)
Total consolidated non-GAAP net revenues[5]	$759	100%	$658	100%	$101	15%

[1]	Revenues from online consists of revenues from all World of Warcraft products, including subscriptions, boxed products, expansion packs, licensing royalties, and value-added services.
[2]	Downloadable content and their related revenues are included in each respective console platforms and total console.
[3]

Revenues from mobile and other includes revenues from handheld and mobile devices, as well as non-platform specific game related revenues, such as standalone sales of toys and accessories products from the Skylanders franchise and other physical merchandise and accessories.

[4]	We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.
[5]	Total non-GAAP net revenues presented also represents our total operating segment net revenues.
[6]	The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES	7

FINANCIAL INFORMATION

For the Six Months Ended June 30, 2015 and 2014

(Amounts in millions)

	Six Months Ended
	June 30, 2015		June 30, 2014		$ Increase	% Increase
	Amount	% of Total[6]	Amount	% of Total[6]	(Decrease)	(Decrease)
GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online[1]	$492	21%	$395	19%	$97	25%
PC	263	11	281	14	(18)	(6)

Next-generation (PS4, Xbox One, Wii U)	751	32	245	12	506	207
Prior-generation (PS3, Xbox 360, Wii)	566	24	889	43	(323)	(36)
Total console[2]	1,317	57	1,134	54	183	16

Mobile and other[3]	141	6	131	6	10	8
Total Activision and Blizzard	2,213	95	1,941	93	272	14
Distribution:
Total Distribution	109	5	140	7	(31)	(22)
Total consolidated GAAP net revenues	2,322	100	2,081	100	241	12

Change in Deferred Revenues[4]
Activision and Blizzard:
Online[1]	(126)		33
PC	48		88

Next-generation (PS4, Xbox One, Wii U)	(453)		(146)
Prior-generation (PS3, Xbox 360, Wii)	(355)		(637)
Total console[2]	(808)		(783)

Mobile and other[3]	26		11
Total changes in deferred revenues	(860)		(651)

Non-GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online[1]	366	25	428	30	(62)	(14)
PC	311	21	369	26	(58)	(16)

Next-generation (PS4, Xbox One, Wii U)	298	20	99	7	199	201
Prior-generation (PS3, Xbox 360, Wii)	211	14	252	18	(41)	(16)
Total console[2]	509	35	351	25	158	45

Mobile and other[3]	167	11	142	10	25	18
Total Activision and Blizzard	1,353	93	1,290	90	63	5
Distribution:
Total Distribution	109	7	140	10	(31)	(22)
Total consolidated non-GAAP net revenues[5]	$1,462	100%	$1,430	100%	$32	2%

[1]	Revenues from online consists of revenues from all World of Warcraft products, including subscriptions, boxed products, expansion packs, licensing royalties, and value-added services.
[2]	Downloadable content and their related revenues are included in each respective console platforms and total console.
[3]

Revenues from mobile and other includes revenues from handheld and mobile devices, as well as non-platform specific game related revenues, such as standalone sales of toys and accessories products from the Skylanders franchise and other physical merchandise and accessories.

[4]	We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.
[5]	Total non-GAAP net revenues presented also represents our total operating segment net revenues.
[6]	The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES	8

FINANCIAL INFORMATION

For the Three and Six Months Ended June 30, 2015 and 2014

(Amounts in millions)

	Three Months Ended
	June 30, 2015		June 30, 2014		$ Increase	% Increase
	Amount	% of Total[3]	Amount	% of Total[3]	(Decrease)	(Decrease)
GAAP Net Revenues by Geographic Region
North America	$551	53%	$471	49%	$80	17%
Europe	388	37	395	41	(7)	(2)
Asia Pacific	105	10	104	11	1	1
Total consolidated GAAP net revenues	1,044	100	970	100	74	8

Change in Deferred Revenues[1]
North America	(198)		(177)
Europe	(113)		(113)
Asia Pacific	26		(22)
Total changes in net revenues	(285)		(312)

Non-GAAP Net Revenues by Geographic Region
North America	353	47	294	45	59	20
Europe	275	36	282	43	(7)	(2)
Asia Pacific	131	17	82	12	49	60
Total non-GAAP net revenues[2]	$759	100%	$658	100%	$101	15%

	Six Months Ended
	June 30, 2015		June 30, 2014		$ Increase	% Increase
	Amount	% of Total[3]	Amount	% of Total[3]	(Decrease)	(Decrease)
GAAP Net Revenues by Geographic Region
North America	$1,255	54%	$1,035	50%	$220	21%
Europe	852	37	856	41	(4)	—
Asia Pacific	215	9	190	9	25	13
Total consolidated GAAP net revenues	2,322	100	2,081	100	241	12

Change in Deferred Revenues[1]
North America	(548)		(411)
Europe	(309)		(237)
Asia Pacific	(3)		(3)
Total changes in net revenues	(860)		(651)

Non-GAAP Net Revenues by Geographic Region
North America	707	48	624	44	83	13
Europe	543	37	619	43	(76)	(12)
Asia Pacific	212	15	187	13	25	13
Total non-GAAP net revenues[2]	$1,462	100%	$1,430	100%	$32	2%

[1]	We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.
[2]	Total non-GAAP net revenues presented also represents our total operating segment net revenues.
[3]	The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES	9

FINANCIAL INFORMATION

For the Three and Six Months Ended June 30, 2015 and 2014

(Amounts in millions)

	Three Months Ended
	June 30, 2015		June 30, 2014		$ Increase	% Increase
	Amount	% of Total[4]	Amount	% of Total[4]	(Decrease)	(Decrease)
Segment net revenues:
Activision[1]	$313	41%	$252	38%	$61	24%
Blizzard[2]	385	51	340	52	45	13
Distribution[3]	61	8	66	10	(5)	(8)
Operating segment total	759	100%	658	100%	101	15
Reconciliation to consolidated net revenues:
Net effect from deferral of net revenues	285		312
Consolidated net revenues	$1,044		$970		74	8%

Segment income from operations:
Activision[1]	$57		$(31)		$88	NM
Blizzard[2]	117		145		(28)	(19)
Distribution[3]	(1)		(1)		—	—
Operating segment total	173		113		60	53
Reconciliation to consolidated operating income and consolidated income before income tax expense:
Net effect from deferral of net revenues and related cost of sales	181		220
Stock-based compensation expense	(21)		(22)
Amortization of intangible assets	(1)		(1)
Consolidated operating income	332		310		22	7
Interest and other expense, net	50		50
Consolidated income before income tax expense	$282		$260		22	8%

Operating margin from total operating segments	22.8%		17.2%

	Six Months Ended
	June 30, 2015		June 30, 2014		$ Increase	% Increase
	Amount	% of Total[4]	Amount	% of Total[4]	(Decrease)	(Decrease)
Segment net revenues:
Activision[1]	$616	42%	$489	34%	$127	26%
Blizzard[2]	737	50	801	56	(64)	(8)
Distribution[3]	109	7	140	10	(31)	(22)
Operating segment total	1,462	100%	1,430	100%	32	2
Reconciliation to consolidated net revenues:
Net effect from deferral of net revenues	860		651
Consolidated net revenues	$2,322		$2,081		241	12%

Segment income from operations:
Activision[1]	$121		$(29)		$150	NM
Blizzard[2]	256		383		(127)	(33)
Distribution[3]	(1)		(1)		—	—
Operating segment total	376		353		23	7
Reconciliation to consolidated operating income and consolidated income before income tax expense:
Net effect from deferral of net revenues and related cost of sales	545		440
Stock-based compensation expense	(44)		(53)
Amortization of intangible assets	(3)		(3)
Consolidated operating income	874		737		137	19
Interest and other expense, net	100		101
Consolidated income before income tax expense	$774		$636		138	22%

Operating margin from total operating segments	25.7%		24.7%

1                    Activision Publishing (“Activision”) — publishes interactive entertainment products and content.

2                    Blizzard Entertainment, Inc. (“Blizzard”) — publishes PC games and online subscription-based games in the MMORPG category.

3                    Activision Blizzard Distribution (“Distribution”) — distributes interactive entertainment software and hardware products.

4                    The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES	10

EBITDA and Adjusted EBITDA

For the Trailing Twelve Months Ended June 30, 2015

(Amounts in millions)

					Trailing Twelve Months Ended

	September 30, 2014	December 31, 2014	March 31, 2015	June 30, 2015	June 30, 2015

GAAP Net Income (Loss)	$(23)	$361	$394	$212	$945
Interest Expense, net	51	51	50	50	202
Provision (Benefit) for income taxes	(20)	27	98	70	175
Depreciation and amortization	22	29	20	21	91
EBITDA	30	468	562	353	1,413

Deferral of net revenues and related cost of sales[1]	180	475	(362)	(181)	110
Stock-based compensation expense[2]	22	29	23	21	95
Fees and other expenses related to the Purchase Transaction and related debt financings[3]	48	(36)	—	—	13
Adjusted EBITDA	$280	$936	$223	$193	$1,631

1                    Reflects the net change in deferred revenues and related cost of sales.

2                    Includes expenses related to stock-based compensation.

3                    Reflects fees and other expenses (including legal fees, costs, expenses and accruals) related to the repurchase of 429 million shares of our common stock from Vivendi (the “Purchase Transaction”) completed on October 11, 2013 and related debt financings.

Trailing twelve months amounts are presented as calculated. Therefore the sum of the four quarters, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES	11

Outlook for the Quarter Ending September 30, 2015 and Year Ending December 31, 2015

GAAP to Non-GAAP Reconciliation

(Amounts in millions, except per share data)

	Outlook for the	Outlook for the
	Three Months Ending	Year Ending
	September 30, 2015	December 31, 2015

Net Revenues (GAAP)	$875	$4,425

Excluding the impact of:
Change in deferred revenues[1]	55	175
Net Revenues (Non-GAAP)	$930	$4,600

Earnings Per Diluted Share (GAAP)	$0.08	$1.06

Excluding the impact of:
Deferral of net revenues and related cost of sales[2]	0.03	0.14
Stock-based compensation[3]	0.02	0.09
Amortization of intangible assets[4]	—	0.01
Earnings Per Diluted Share (Non-GAAP)	$0.14	$1.30

1                    Reflects the net change in deferred revenues.

2                    Reflects the net change in deferred revenues and related cost of sales.

3                    Reflects expenses related to stock-based compensation.

4                    Reflects amortization of intangible assets from purchase price accounting.

The per share adjustments and the GAAP and non-GAAP earnings (loss) per share information are presented as calculated. Therefore the sum of these measures, as presented, may differ due to the impact of rounding.